Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 811 Main Street, Suite 3400 Houston, TX 77002 www.crestwoodlp.com

Crestwood Appoints Janeen S. Judah to its Board of Directors and Announces Formation of Sustainability Committee

HOUSTON, TEXAS – November 8, 2018 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood” or “CEQP”) announced today that Janeen S. Judah has been appointed to serve on the board of directors of its general partner.

Ms. Judah has more than 35 years’ experience within the energy industry. In 2017, on behalf of Chevron, she served as the president of the Society of Petroleum Engineers International (“SPE”), a global professional association with over 158,000 members. From 2003 to 2015, Ms. Judah held numerous leadership positions at Chevron including general manager for Chevron’s Southern Africa business unit, president of Chevron Environmental Management Company and general manager, Reservoir and Production Engineering for Chevron Energy Technology Company. Before joining Chevron, she held several upstream petroleum engineering positions with Texaco and Arco, and also served as an energy consultant for Arthur D. Little. In 2018, Ms. Judah was recognized by Hart Energy/Oil and Gas Investor Magazine as a Top 25 Influential Women in Energy. Ms. Judah currently serves on the board of directors of Patterson-UTI Energy, Inc. (NASDAQ:PTEN) where she serves as a member of the Audit and Nomination/Governance Committees.

Additionally, Crestwood’s Board announced the formation of its Sustainability Committee which will provide oversight of Crestwood’s sustainability initiatives and will ensure that environmental, social and governance risks are incorporated into its long-term business strategy. The Committee will also oversee the development of Crestwood’s sustainability strategy, as well as review and recommend to the Board for approval of any sustainability reporting and disclosure. Ms. Judah has been appointed chair of the committee and will be joined by current Crestwood Board member John W. Somerhalder II, retired Chief Executive Officer of AGL Resources, Inc. Crestwood plans to issue its inaugural corporate sustainability report in June 2019. In addition, Ms. Judah will join Crestwood’s Audit Committee.

“We are very pleased to welcome Janeen Judah as a member of our Board and look forward to gaining her insights, guidance and expertise to help drive Crestwood’s best-in-class initiatives,” said Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “She’s an inspirational leader whose diverse energy experience as well as her environmental expertise will greatly benefit our company and our commitment to sustainability. Additionally, Janeen will serve as a great role model for Crestwood employees who value her career commitment to leadership and development. Crestwood is dedicated to expanding its commitment to sustainability, operational safety performance, environmental stewardship, community engagement and MLP governance.”

Ms. Judah holds a Bachelor of Science and Masters of Science degrees in petroleum engineering from Texas A&M University, a Masters of Business Administration from the University of Texas of the Permian Basin and a Juris Doctorate from the University of Houston Law Center.

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About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood Equity is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling, and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water.

Forward Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. These risks and assumptions are described in Crestwood’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. We undertake no obligation to update any forward-looking statement, except as otherwise required by law.

Source: Crestwood Equity Partners LP

Crestwood Equity Partners LP

Investor Contacts

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Vice President, Investor Relations

Joanne Howard, 832-519-2211

joanne.howard@crestwoodlp.com

Director, Sustainability & Corporate Communications

Elizabeth Suman, 832-519-2276

elizabeth.suman@crestwoodlp.com

Senior Manager, Investor Relations & Corporate Communications

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